Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009

Contact:	Ken Gangl
(425) 468-7676

FOR IMMEDIATE RELEASE

PACCAR Announces Excellent Annual Profit and Revenues

Capital and Product Development Investment Accelerates

January 29, 2008, Bellevue, Washington – “PACCAR achieved its second highest revenue and net income in its 102-year history in 2007 and has earned a net profit for 69 consecutive years,” said Mark C. Pigott, chairman and chief executive officer.  “PACCAR’s excellent financial results vividly illustrate the benefits of the company’s geographic diversification, premium product and process strategy, applied technology integration and industry environmental leadership.  Robust demand for PACCAR vehicles outside the U.S. and Canada and double-digit growth in the company’s finance and aftermarket parts businesses generated strong revenues.”

“PACCAR’s stellar balance sheet and outstanding cash flow allowed the company to invest record amounts in capital projects and research and development during the year,” noted Pigott.  “Major investments in diesel engines, hybrid vehicles, new facilities and production efficiencies set the stage for further growth.  It is a significant achievement to record such excellent results, especially considering that U.S. and Canadian Class 8 industry retail sales were 45 percent lower than the previous year.  I am very proud of our 21,800 employees who have delivered exceptional performance to our customers, shareholders and dealer network.”

Excellent Net Income and Revenue

PACCAR net earnings were $261.1 million ($.71 per diluted share) for the fourth quarter of 2007 compared to the $380.5 million ($1.01 per diluted share) earned in the fourth quarter of 2006.  Fourth quarter net sales and financial service revenues were $3.76 billion compared to $4.23 billion reported for the comparable period in 2006.  The company’s 2007 fourth quarter after-tax return on revenue (ROR) was 6.9 percent.

For the full-year 2007, consolidated net sales and financial service revenues were $15.22 billion versus $16.45 billion in 2006.  Net income earned in 2007 of $1.227 billion ($3.29 per diluted share) was 18 percent lower than the $1.496 billion ($3.97 per diluted share) earned during 2006.  Cash dividends of $1.65 per share were declared during 2007, including a special dividend of $1.00.  During the last decade, PACCAR’s dividends increased 305 percent.  In 2007, PACCAR distributed $1.1 billion to shareholders from dividends and share repurchases.

Truck and other gross margins (revenues less cost of sales) were dampened by a weak truck market in the U.S. and Canada, the negative impact of higher commodity prices and higher expenses associated with long-term strategic projects.  In 2007, PACCAR invested a record $255 million or 1.8 percent of sales in product research and development.  The higher level of research and development expenditures and other spending will continue for major multi-year projects such as developing solutions to meet EPA 2010 and Euro 6 emissions regulations, designing new vehicle platforms worldwide, and launching innovative aftermarket customer support programs.

PACCAR Delivers Stellar Shareholder Return

PACCAR’s return on beginning shareholders’ equity (ROE) was 27.5 percent in 2007 and total shareholder return was 29.8 percent.  In the last ten years, PACCAR shareholder return has averaged 22.7 percent per year versus the S&P 500 Index average return of 5.9 percent.  PACCAR’s shareholder return exceeds the S&P 500 return for the previous one-, five- and ten-year time periods.

In October 2007, PACCAR’s Board of Directors approved the repurchase of an additional $300 million of the company’s common stock.  Following the approval, the company repurchased 1.3 million of its common shares for an investment of $62 million in the fourth quarter.  “The stock repurchase program reflects the Board’s confidence in PACCAR’s global business strategy and the company’s ability to consistently deliver outstanding earnings and cash flow,” said Mike Tembreull, vice chairman.  “Over the past 12 months, the company invested $360.5 million to repurchase 6.96 million of its common shares (split adjusted).”

Operating Highlights – 2007

•                  DAF Trucks delivered a record 60,300 commercial vehicles.

•                  Kenworth and Peterbilt achieved record Class 8 retail market share of 26.4 percent in the U.S. and Canada.

•                  PACCAR commenced construction of a 400,000-square-foot engine production facility and technology center in Columbus, Mississippi.

•                  PACCAR Financial Services increased its portfolio to 169,000 trucks and trailers, including establishing PacLease Europe with the acquisition of Truck Center Hauser in Germany.

•                  PACCAR began development of diesel-electric hybrid technology for medium- and heavy-duty vehicles.

•                  Kenworth Truck Company became the first truck manufacturer to sweep all three major product segments in the J.D. Power Class 8 Customer Satisfaction Studysm*.

•                  For the second year in a row, Peterbilt Motors ranked highest in customer satisfaction in the J.D. Power Medium-Duty Truck Customer Studysm*.

•                  Kenworth increased production capacity by 30 percent and Peterbilt installed industry-leading innovations such as chassis paint robotics.

•                  PACCAR earned the EPA’s SmartWay™ Designation for the Kenworth T660 and T2000 and the Peterbilt Model 386 and Model 387.

•                  PACCAR opened its sales and purchasing office in Shanghai, China.

•                  The PACCAR Foundation contributed over $24 million to support education, social services and the arts in communities in which PACCAR has major facilities.

Financial Highlights – Fourth Quarter 2007

•                  Consolidated sales and revenues of $3.76 billion.

•                  Net income of $261.1 million.

•                  After-tax return on revenues of 6.9 percent.

•                  Record Financial Services pretax income of $76.2 million.

•                  Research and development investments of $92.1 million.

Financial Highlights – Full Year 2007

•                  Consolidated sales and revenues of $15.22 billion.

•                  Record non-U.S. revenues of $9.7 billion, 64 percent of consolidated sales and revenue.

•                  Net income of $1.227 billion.

•                  Record cash provided by operations of $2.06 billion.

•                  Record Financial Services pretax income of $284.1 million, up 15 percent.

•                  An annualized after-tax return on beginning equity of 27.5 percent.

•                  Record capital investments of $426 million.

•                  Record research and development of $255 million.

•                  Share repurchases of $360 million.

•                  Record shareholders’ equity of $5.01 billion, up 12 percent.

PACCAR Parts Achieves Strong Growth

PACCAR Parts achieved record revenue of $2.3 billion in 2007 due to the Kenworth, Peterbilt and DAF vehicle population of 1.5 million units, industry-leading customer support and the introduction of new technology in parts selection and supplier partner interface.  Rick Gorman, PACCAR Parts general manager and PACCAR vice president, commented, “PACCAR Parts has increased its parts distribution center (PDC) capacity by 32 percent in the last five years.  The construction of the Budapest, Hungary PDC, expansion of the San Luis Potosi, Mexico PDC, and opening of the Oklahoma City PDC will increase parts sales and enhance dealer profitability.”

Environmental Leadership

“PACCAR is the industry leader in the development of environmentally friendly technologies,” said Tom Plimpton, PACCAR president.  PACCAR’s medium-duty hybrid vehicles are estimated to deliver up to 30 percent better fuel economy and are planned to be in production by mid-2008.  “PACCAR’s no-idle climate control and hotel power load solutions in Kenworth’s CleanPowerTM and Peterbilt’s ComfortClassTM vehicles reduce emissions by 12 percent and improve fuel economy up to 8 percent,” added Plimpton.

PACCAR and Eaton Corporation are jointly developing proprietary hybrid technology for Class 8 commercial vehicles in North America.  The innovative new products will be introduced exclusively in Kenworth and Peterbilt trucks in the North American market and are targeted for production by the end of 2009.

Peterbilt Hybrid Models 386 and 335 are estimated to

improve fuel economy by up to 30 percent.

SCR and EGR Solution for 2010 Engine Emission Requirements

PACCAR will use selective catalytic reduction (SCR) in combination with exhaust gas recirculation (EGR) in its PACCAR engines for Kenworth and Peterbilt to meet the oxides-of-nitrogen (NOx) requirements of the 2010 EPA diesel engine emissions regulations.  “The combination of SCR and EGR will provide PACCAR customers a highly efficient solution to meet the rigorous 2010 emission requirements.  PACCAR’s world-class vehicles have successfully operated SCR emission systems in Europe for several years,” said Craig Brewster, PACCAR assistant vice president.  Starting in 2010, allowable NOx emissions will be reduced by more than 80 percent from the 2007 standard.  “PACCAR is working with SCR distributors to ensure a nationwide infrastructure is in place to serve our customers,” added Brewster.  “PACCAR premium-quality engines will be offered to our customers to complement the engines available from our existing suppliers in North America in 2010.”

Product, Facility and Technology Investments

“PACCAR significantly increased its investments in product development, plant capacity and global customer service during 2007 in order to meet future market demand,” said Jim Cardillo, PACCAR executive vice president.  “PACCAR invested a record $681 million in capital projects and product research and development in 2007.  During 2008, PACCAR will concentrate investment on engine development, new product introductions and manufacturing efficiency improvements.”

Major 2007 investments include:

•                  Construction of PACCAR’s new $400 million engine production facility and technology center in Columbus, Mississippi began in July and is expected to be completed in late 2009.  PACCAR’s premium 12.9-liter and 9.2-liter diesel engines manufactured in Columbus will be installed in Kenworth and Peterbilt vehicles and could be exported to meet DAF’s growing production requirements.

•                  A world-class, 76,000-square-foot engine test and research facility was completed in Eindhoven, The Netherlands, in June 2007.  The 20 world-class engine test cells are instrumental in the development of new PACCAR global engines.

•                  Investments in hybrid diesel-electric technology, information technology initiatives and lean manufacturing platforms continued at record levels in all PACCAR global markets.

•                  Peterbilt and Kenworth completed investments to increase facility capacity by 30 percent.

•                  Capacity improvements were implemented at DAF’s production facilities in Eindhoven, The Netherlands and Westerlo, Belgium, in preparation for a five percent heavy truck production increase in the first quarter of 2008.

•                  The first chassis paint robotics for commercial vehicles in North America were implemented in Peterbilt’s Denton, Texas, plant.  PACCAR was the first commercial vehicle OEM to install chassis paint robotics at its Leyland U.K. facility in 2006.

•                  A 260,000-square-foot parts distribution center (PDC) in Oklahoma was opened in April 2007 and groundbreaking for a 269,000-square-foot PDC in Budapest, Hungary, took place in September 2007.  These new state-of-the-art facilities support continued robust global aftermarket parts sales growth.

•                  All PACCAR manufacturing facilities earned the prestigious ISO 14001 environmental certification.  This distinction recognizes that the facilities have implemented rigorous energy-saving measures and innovative design features to reduce thermal output.

DAF’s new cab paint facility in Westerlo, Belgium, is expected to open in 2010.

Global Truck Market

“Industry sales above 15 tonnes in Western and Central Europe were a record 340,000 units in 2007,” said Aad Goudriaan, DAF president.  “The 2008 market could range from 330,000 to a record 350,000 units.  DAF has a medium-term goal of 20 percent market share, and as the leader in premium-quality products, DAF will benefit from continuing growth in the expanded European Union,” noted Goudriaan.  DAF achieved record sales and profit in 2007.  PACCAR sales in Australia and Mexico also set records in 2007.

“Class 8 industry retail sales in the U.S. and Canada were 175,800 in 2007 compared to 322,500 in 2006 and reflected the impact of the 2006 ‘pre-buy’ as well as the slowdown in the housing and automotive sectors,” said Dan Sobic, PACCAR senior vice president.  “Industry retail sales in 2008 are expected to be in the range of 175,000 to 215,000 vehicles, reflecting continued economic softness through the first half of the year.  PACCAR’s 2007 retail market share of the U.S. and Canadian Class 8 market climbed to a record 26.4 percent from the previous record of 25.3 percent for 2006.”  Tom Plimpton, president, shared, “The encouraging news is that fourth quarter 2007 industry Class 8 orders were 16 percent higher than a year ago.  In fact, industry Class 8 orders increased every quarter in 2007, as customers assimilated their ‘pre-buy’ purchases and balanced their logistic capacity with lower freight demands and an uneven domestic economy.”

Financial Services Achieve Record Earnings of $284.1 Million

PACCAR Financial Services’ (PFS) assets climbed to $10.7 billion in 2007.  The PFS portfolio consists of more than 169,000 trucks and trailers and includes PACCAR Financial Europe, with over $2.9 billion in assets and PACCAR Leasing, a major full-service truck leasing company in North America and Europe, with a fleet of over 32,000 vehicles.

Record quarterly pretax income of $76.2 million was 15.1 percent higher than the $66.2 million earned in the fourth quarter last year.  Fourth quarter revenues rose to $327.3 million compared to $260.7 million in the same quarter of 2006.  For the full year, revenues increased to $1.19 billion from $950.8 million for 2006 and pretax income rose by 14.8 percent to a record $284.1 million compared to $247.4 million year-over-year.  “PACCAR Financial Services profitably supports the sale of PACCAR trucks in 18 countries with a comprehensive portfolio of finance, lease and insurance products,” said Ron Armstrong, senior vice president.  “Growing assets, solid margins, strong credit quality and rigorous portfolio management are providing excellent earnings.  PACCAR’s superb balance sheet, complemented by its AA- credit rating, enabled the company to continue to grow its asset base and meet its funding needs even with the turbulent credit markets worldwide.”

PACCAR Leasing achieved its fourteenth consecutive year of record profits during 2007.  The launch of PacLease Europe last year grew the PacLease network to 328 locations in North America and Europe this past year.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates.  It also provides financial services and information technology and distributes truck parts related to its principal business.   PACCAR shares are listed on the NASDAQ Global Select Market, symbol PCAR, and its homepage is www.paccar.com.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 29, 2008, at 9:00 a.m. Pacific time.  Interested parties may listen to the call by selecting “Live Webcast” at PACCAR’s homepage.  The Webcast will be available on a recorded basis through February 5, 2008.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those included in these statements due to a variety of factors.  More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

*                 J.D. Power and Associates 2007 Medium-Duty Truck Studysm.  For more information please go to www.jdpower.com.

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PACCAR Inc
SUMMARY INCOME STATEMENTS
(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2007	2006	2007	2006
Truck and Other:
Net sales and revenues	$3,432.0	$3,968.3	$14,030.4	$15,503.3
Cost of sales and revenues	2,938.9	3,337.6	11,917.3	13,036.6
Research and development	92.1	44.4	255.5	163.1
Selling, general and administrative	128.4	123.5	491.4	457.3
Interest and other (income) expense, net	3.0	(1.6)	(18.6)	(.3)
Truck and Other Income Before Income Taxes	269.6	464.4	1,384.8	1,846.6

Financial Services:
Revenues	327.3	260.7	1,191.3	950.8
Interest and other	207.2	158.0	755.3	573.7
Selling, general and administrative	29.0	25.0	110.9	95.9
Provision for losses on receivables	14.9	11.5	41.0	33.8
Financial Services Income Before Income Taxes	76.2	66.2	284.1	247.4
Investment income	25.6	25.4	95.4	81.3
Total Income Before Income Taxes	371.4	556.0	1,764.3	2,175.3
Income taxes	110.3	175.5	537.0	679.3
Net Income	$261.1	$380.5	$1,227.3	$1,496.0

Net Income Per Share:
Basic	$.71	$1.02	$3.31	$3.99
Diluted	$.71	$1.01	$3.29	$3.97
Weighted Average Shares Outstanding:
Basic	368.0	373.0	371.1	375.1
Diluted	370.2	375.2	373.3	377.2
Dividends declared per share	$1.18	$1.47	$1.65	$1.84

PACCAR Inc
CONDENSED BALANCE SHEETS
(in millions)

	December 31
	2007	2006
ASSETS
Truck and Other:
Cash and marketable debt securities	$2,515.0	$2,628.0
Trade and other receivables, net	570.0	665.0
Inventories	628.3	693.7
Property, plant and equipment, net	1,642.6	1,347.2
Equipment on operating leases and other	1,162.0	962.3
Financial Services Assets	10,710.3	9,811.2
	$17,228.2	$16,107.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck and Other:
Accounts payable, deferred revenues and other	$3,134.1	$3,101.7
Dividend payable	367.1	497.0
Long-term debt	23.6	20.2
Financial Services Liabilities	8,690.3	8,032.3
STOCKHOLDERS’ EQUITY	5,013.1	4,456.2
	$17,228.2	$16,107.4
Common Shares Outstanding	367.1	372.7

GEOGRAPHIC REVENUE DATA

	Three Months Ended		Year Ended
	December 31		December 31
	2007	2006	2007	2006
United States	$1,171.4	$2,125.3	$5,517.5	$8,496.5
Europe	1,670.5	1,214.9	6,159.6	4,589.8
Other	917.4	888.8	3,544.6	3,367.8
	$3,759.3	$4,229.0	$15,221.7	$16,454.1

PACCAR Inc
CONDENSED CASH FLOW STATEMENT
(in millions of dollars)

Year Ended December 31	2007	2006
OPERATING ACTIVITIES:
Net income	$1,227.3	$1,496.0
Depreciation and amortization:
Property, plant and equipment	196.4	163.4
Equipment on operating leases and other	330.0	271.2
Gain on sale of property	(21.7)
Net change in wholesale receivables on new trucks	81.3	(64.6)
Net change in sales-type finance leases and dealer direct loans on new trucks	40.3	(232.4)
All other operating activities	201.8	219.1
Net Cash Provided by Operating Activities	2,055.4	1,852.7

INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(425.7)	(312.0)
Acquisition of equipment for operating leases	(841.7)	(642.3)
Net change in financial services receivables	(279.3)	(802.2)
Net change in marketable securities	62.6	(232.8)
All other investing activities	187.3	163.2
Net Cash Used in Investing Activities	(1,296.8)	(1,826.1)

FINANCING ACTIVITIES:
Cash dividends paid	(736.7)	(530.4)
Purchase of treasury stock	(360.5)	(312.0)
Stock compensation transactions	30.8	37.7
Net change in financial services debt	227.9	847.2
Net Cash (Used in) Provided by Financing Activities	(838.5)	42.5
Effect of exchange rate changes on cash	85.5	84.5
Net Increase in Cash and Cash Equivalents	5.6	153.6
Cash and cash equivalents at beginning of period	1,852.5	1,698.9
Cash and cash equivalents at end of period	$1,858.1	$1,852.5

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